Exhibit 23.5

To the Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants
                               Yi Wan Group, Inc.
                          Audited Financial Statements
                           December 31, 2002 and 2001

We consent to the incorporation in the Annual Report of Yi Wan Group, Inc.
on Form 10-K of our report dated February 19, 2003 on our audits of the financial statements of Yi Wan Group, Inc. and subsidiaries as of December
31, 2002 and 2001 and for the years then ended, which our reports are incorporated in the Form 10-K.
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Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
March 31, 2003